Exhibit 10(xxx)(1)

AMENDMENT NUMBER ONE

TO NORTHERN PARTNERS INCENTIVE PLAN-

NORTHERN AMERICAN PLAN

(as Adopted on July 19, 2004)

WHEREAS, Northern Trust Corporation (the “Corporation”) maintains the Northern Partners Incentive Plan-North American Plan, as adopted on July 19, 2004 (the “Plan”); and

WHEREAS, amendment of the Plan is now considered desirable;

NOW, THEREFORE, by virtue and in exercise of the amending power reserved to the undersigned officer under Paragraph 14 of the Plan, the Plan is hereby amended effective as of January 1, 2005, as follows:

1.	(a) To add the following after the phrase “Awards are determined by Business Unit management” in the first sentence of the second bullet point of Paragraph 8 of the Plan: “after the end of the applicable performance period.”

(b) To add the following after the phrase “management has the full discretion” in the third sentence of the third bullet point of Paragraph 8 of the Plan: “both during and after the performance period.”

2.	To add the following as the two last sentences of Paragraph 10 of the Plan:

“Anything in the Plan to the contrary notwithstanding, any award payable under this Plan shall be paid by the later of:

•	the 15th day of the third month following the participant’s first taxable year in which the award is no longer subject to a substantial risk of forfeiture; or

•	the 15th day of the third month following the end of the Corporation’s (or the participant’s employer that is a subsidiary of the Corporation) first taxable year in which the award is no longer subject to a substantial risk of forfeiture.

•	It is intended that the application of the foregoing provisions of this Section 10 cause all awards payable under the Plan to be short-term deferrals for purposes of the regulations issued under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and such provisions shall be interpreted in all events in a manner consistent with such intent, so that Section 409A shall have no application to this Plan.”

3.	To add the following immediately after the second sentence of the first bullet point of Paragraph 12 of the Plan:

“If a US participant has not designated a beneficiary or if no designated beneficiary is living on the date of the US participant’s death, the award, if any, shall be paid to those persons who would be entitled to receive distribution of the US participant’s accounts under The Northern Trust Company Thrift-Incentive Plan (“TIP”) as if the US participant had not designated a TIP beneficiary.”

IN WITNESS WHEREOF, the Corporation has caused this amendment to be executed on its behalf this 14th of December, 2005 effective as of January 1, 2005.

NORTHERN TRUST CORPORATION
By:	/s/ Timothy P. Moen
Name:	Timothy P. Moen
Title:	Executive Vice President of
Human Resources